Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Publix Super Markets, Inc. (the Company) for the period ended December 31, 2022 (the Report) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
I, Randall T. Jones, Sr., Chief Executive Officer of the Company, certify, to the best of my knowledge, that on the date hereof:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Randall T. Jones, Sr.
Randall T. Jones, Sr.
Chief Executive Officer
March 1, 2023